As filed with the Securities and Exchange Commission on January 13, 2006
Registration No. 33-39280

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	37-0602744 (IRS Employer Identification No.)

100 NE Adams Street Peoria, Illinois 61629 (309) 675-1000 (Address of Principal Executive Offices)

Employees’ Investment Plan
(Full Title of the Plan)

James B. Buda
Vice President, Secretary and General Counsel
Caterpillar, Inc.
100 NE Adams Street
Peoria, IL 61629-7310
(309) 675-4429
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-39280) (the “Registration Statement”) of Caterpillar Inc. (the “Company”), which was filed with the Securities and Exchange Commission on March 13, 1991. The Registration Statement registered 40,000,000 shares (5,000,000 shares originally registered as adjusted to reflect 2-for-1 stock splits in 1994, 1997 and 2005) of the Company’s common stock, par value $1.00 per share, and an indeterminate amount of participation interests for issuance pursuant to the Company’s Employees’ Investment Plan (the “Plan”).

Effective as of September 30, 2005, the Plan was terminated. The Plan permitted participants to invest in a fund that held shares of common stock of the Company. As of November 30, 2005, all assets held by the Plan were either distributed to participants or transferred to other employee benefit plans sponsored by the Company. The Company is filing this Post-Effective Amendment No. 1 to deregister the shares of common stock and participation interests of the Company that were not issued upon termination of the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, and the State of Illinois.

CATERPILLAR INC. (Registrant)
January 3, 2006	By:	/s/James B. Buda

James B. Buda, Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

January 3, 2006	/sJames W. Owens	Chairman of the Board, Director and Chief Executive Officer

(James W. Owens)
January 3, 2006	/s/Stu L. Levenick	Group President

(Stu L. Levenick)
January 3, 2006	/s/Douglas R. Oberhelman	Group President

(Douglas R. Oberhelman)
January 3, 2006	/s/Gerald L. Shaheen	Group President

(Gerald L. Shaheen)
January 3, 2006	/s/Gerard R. Vittecoq	Group President

(Gerard R. Vittecoq)
January 3, 2006	/s/Steven H. Wunning	Group President

(Steven H. Wunning)
January 3, 2006	/s/David B. Burritt	Vice President and Chief Financial Officer

(David B. Burritt)
January 3, 2006	/s/Bradley M. Halverson	Controller and Chief Accounting Officer

(Bradley M. Halverson)

December 14, 2005	/s/W. Frank Blount	Director

(W. Frank Blount)
December 14, 2005	/s/John R. Brazil	Director

(John R. Brazil)
December 14, 2005	/s/John T. Dillon	Director

(John T. Dillon)
December 14, 2005	/s/Eugene V. Fife	Director

(Eugene V. Fife)
December 14, 2005	/s/Gail D. Fosler	Director

(Gail D. Fosler)
December 14, 2005	/s/Juan Gallardo	Director

(Juan Gallardo)
December 14, 2005	/s/David R. Goode	Director

(David R. Goode)
December 14, 2005	/s/Peter A. Magowan	Director

(Peter A. Magowan)
December 14, 2005	/s/William A. Osborn	Director

(William A. Osborn)
December 14, 2005	/s/Gordon R. Parker	Director

(Gordon R. Parker)
December 14, 2005	/s/Charles D. Powell	Director

(Charles D. Powell)
December 14, 2005	/s/Edward B. Rust, Jr.	Director

(Edward B. Rust, Jr.)
December 14, 2005	/s/Joshua I. Smith	Director

(Joshua I Smith)

Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Peoria, the State of Illinois.

EMPLOYEES' INVESTMENT PLAN
January 3, 2006	By:	/s/S.C. Banwart

S. C. Banwart Plan Administrator